Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-258098, 333-264299, 333-272692, and 333-274651 on Form S-3 and Registration Statement Nos. 333-272744 and 333-254810 on Form S-8 of our report dated March 13, 2024, relating to the financial statements of Clene Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah

March 13, 2024